EXHIBIT 99.2

CB Financial Services, Inc. Promotes Patrick G. O’Brien to President and Announces Results of Annual Shareholders’ Meeting

CARMICHAELS, Pa., May 17, 2017 (GLOBE NEWSWIRE) -- CB Financial Services, Inc. (“CB Financial” or the “Company”) (NASDAQ:CBFV), the holding company of Community Bank and Exchange Underwriters, Inc., a wholly-owned insurance subsidiary of Community Bank, today announced that Mark E. Fox, William C. Groves, John J. LaCarte and David F. Pollock were-elected as Directors, each to a three-year term, at the annual shareholders’ meeting held today.  Shareholders also ratified Baker Tilly Virchow Krause, LLP to serve as the Company’s independent registered public accountants.

At the annual re-organization meetings of the Boards of Directors which followed the annual shareholders’ meeting, Patrick G. (“Pat”) O’Brien was promoted to President of both CB Financial and Community Bank.   Barron P. McCune, Jr. will continue in the role of CEO of both organizations.  In addition, Executive Vice President of Loan Administration, Ralph Burchianti was promoted to Executive Vice President and Chief Credit Officer.

Ralph J. Sommers, Jr., Chairman of the Board of Directors of CB Financial and Community Bank, said, “We look forward to working with Mr. O’Brien as he prepares to assume the role of President and CEO when Mr. McCune eventually retires.  We also would like to recognize Ralph Burchianti for his long and valuable service to the Bank.”

Barron P. (“Pat”) McCune, Jr., Vice Chairman and Chief Executive Officer of CB Financial and Community Bank, stated, “I have known Pat O’Brien well for thirty years.  During that time he has been an exceptional banker and community leader throughout the tri-state area.  Pat was the President and CEO of First Federal Savings Bank (“First Federal”) when Community Bank and First Federal merged in 2014.  Since that time, he has served as the Senior Executive Vice President and Chief Operating Officer of CB Financial and Community Bank.  Pat shares my commitment to outstanding customer service and community development.  As I have begun to contemplate my eventual retirement, I recommended to the Board of Directors that Pat O’Brien be promoted to the office of President and be my eventual successor.  We are fortunate to have Pat and I am pleased that the Board has appointed him as President.  I will continue in my role as CEO of Community Bank and CB Financial Services, Inc. until my retirement.  I look forward to continuing to work with Pat to make Community Bank a better and more valuable company.”  Mr. McCune also noted that he and Mr. O’Brien have worked together on many non-profit and community endeavors during their long friendship.

Pat O’Brien commented, “I am honored and humbled to become the President of CB Financial Services, Inc. and Community Bank and to continue to work with Mr. McCune in building Community Bank.  It is an exceptional place to work and an exceptional opportunity for me.  I thank the Board for their confidence in me and in the future of Community Bank.”

About CB Financial Services, Inc

CB Financial Services, Inc. is the bank holding company for Community Bank, an $867 million Pennsylvania-chartered commercial bank. Community Bank operates 16 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

For more information about CB Financial and Community Bank, visit our website at www.communitybank.tv.

Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to control costs and expenses, and other factors that may be described in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact:
Barron P. McCune, Jr.
Vice Chairman and Chief Executive Officer
Phone: (724) 225-2400
Fax: (724) 225-4903